Exhibit 5.1

YIGAL ARNON & CO.
ADVOCATES AND NOTARY

Jerusalem	February 1, 2007
Ref.	9009
Mellanox Technologies, Ltd.
Hermon Bldg.
Yokneam
Israel, 20692
Ladies and Gentlemen:
     We have acted as Israeli counsel to Mellanox Technologies, Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Company’s Registration Statement on Form S-1, Registration No. 333-137659 (the “Registration Statement”). The Registration Statement relates to the registration of the offer and sale under the United States Securities Act of 1933, as amended (the “1933 Act”), of Ordinary Shares, par value NIS 0.0175 each, of the Company (the “Ordinary Shares”). As described in the Registration Statement, the Company intends to issue and sell (i) up to 6,000,000 Ordinary Shares (the “Company Shares”); and (ii) up to an additional 900,000 Ordinary Shares (the “Additional Shares” and, together with the Company Shares, the “Shares”) which may be offered pursuant to an over-allotment option granted to the underwriters (the “Underwriters”).
     The sale of the Shares to the Underwriters is expected to be subject to certain terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”) as described in the Registration Statement.
     As counsel to the Company in Israel, we have examined copies of the Memorandum of Association and the Articles of Association of the Company and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.
     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.
     Based upon and subject to the foregoing, we are of the opinion that:
1.	The Company is a corporation duly organized and validly existing under the laws of the State of Israel.

2.	The Shares to be issued and sold by the Company as contemplated by the Underwriting Agreement are duly authorized, and when issued, sold and paid for in accordance with the Underwriting Agreement will be validly issued, fully paid and non-assessable.
Yigal Arnon
Dror Vigdor
Rami Kook
Paul H. Baris
Nira Kuritzky
Amalia Meshi
Amnon Lorch
Eran Ilan
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt Harry Kirsh
Benjamin Horef
Asaf Eylon
Daniel Marcovic
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Feel
Vered Eitani
Michal Sagmon
Rafi Etinger
Anna Moshe
Michal Sinai
Yoav Caspi
David Eisen
Yarom Romem
Dafna Stern
Limor Gal
Mika Banki
Yoheved Novogroder
Odelia Sidi
Yuval Bargil
Simon Weintraub
Ari Fried
Shira Lahat
Amir Iliescu
Ruth Loven
Yair Benjamini
Galit Dayagi
Daniel Green
Elie Sprung
Adam Spruch
Maya Ashkenazi
Shai Reicher
Aaron Jaffe
Idan Azaraty
Hanital Belinson
Rani Cohen
Michal Moyal
Oren Roth
Ishai Itsikovich
Avinoam Gottlieb
Zev Kleinhaus
Noa Afik
Tal Lecker
Dan Fogelman
Amir Assali
Ido Chitman
Hila Levy
Arye Schreiber
Ran Nadir
Yoav Fogel
Liron Miller
Aner Hefetz
David Akrish
Nir Rosner
Hadar Kotler
Maya Bahar
Doron Zauer
Tel-Aviv
1 Azrieli Center
Zip Code: 67021
Tel. (972) 3-608-7777
Fax. (972) 3- 608-7724
arnonta@arnon.co.il
Jerusalem
31 Hillel Street
P.O. Box 69, Zip: 91000
Tel. (972) 2-623-9239
Fax. (972) 2-623-9233

YIGAL ARNON & CO.	- 2 -
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of our name where appearing in the Registration Statement under the captions “Legal Matters” and “Enforceability of Civil Liabilities”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.
     We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Very truly yours, /s/ Yigal Arnon & Co.